Exhibit 99.1

June 8, 2020 VIA E-MAIL & U.S. MAIL Mr. Eugene R. Schutt, Audit Committee Chairman CCF Holdings, LLC and Subsidiaries. 5165 Emerald Pkwy Ste 100 Dublin, OH 43017	5444 Wade Park Blvd Suite 350 Raleigh, NC 27607 T +1 919 781 1055 F +1 919 781 9270 www.rsmus.com

Dear Mr. Schutt,

As we discussed with you and Mr. Michael Durbin on June 8, 2020,  RSM US LLP (“RSM” or the “Firm”) is resigning, effective immediately, as the Independent Registered Public Accountant of CCF Holdings, LLC and Subsidiaries (the “Company”). RSM recently discovered that funds which are indirectly affiliated with the Company are held by certain RSM controlled entities and that RSM Wealth Management, LLC, a wholly owned subsidiary of RSM, has also been advising clients on investments in funds indirectly affiliated with the Company.

These activities are inconsistent with Securities and Exchange Commission (“SEC”) independence rules. The SEC could therefore reasonably consider the Firm’s independence to be impaired, including for the previously issued audit opinions dated April 7, 2019 and March 12, 2020 on the Company’s 2019 and 2018 (Successor) financial statements included in its Registration Statement on Form S-1 and its 2019 Audit Report on Form 10-K, respectively. As such, we hereby recall those opinions and revoke our consents to include or incorporate by reference those opinions in any and all registration statements.

Additionally, we hereby provide notice pursuant to Item 4.02(b) of Form 8-K that the Company should disclose that reliance should no longer be placed on (i) the Report of Independent Registered Public Accounting Firm, dated March 12, 2020, relating to the Company’s 2019 and 2018 (Successor) financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2019, (ii) the Report of Independent Registered Public Accounting Firm, dated April 7, 2019, on the Company’s 2018 (Successor) financial statements for the period December 13, 2018 (inception) through December 31, 2018 included in its Registration Statement on Form S-1, and (iii) our reviews of the Company’s interim financial information for the quarters ended March 31, June 30 and September 30, 2019 and March 31, 2020.

Sincerely,

RSM US LLP

Ronald W. Lee, Jr., Partner

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